UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 9, 2005

Date of Report (Date of earliest event reported)

INERGY HOLDINGS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	0-51304	43-1792470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of Principal Executive Offices) (Zip Code)

(816) 842-8181

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 9, 2005, Inergy Holdings, L.P. (the “Partnership”) entered into a Special Unit Purchase Agreement with Inergy , L.P., a Delaware limited partnership and an affiliate of the Partnership (the “MLP”), to purchase $25 million of special units representing limited partner interests in the MLP (the “Special Units”). The Special Units are a new class of equity securities of the MLP that will convert into common units representing limited partnership interests in the MLP (“Common Units”) at a specified conversion rate upon the commercial operation of the expansion project described below. The purchase price was based on the ten-day average closing price for the Common Units ending on August 8, 2005.

The Special Unit Purchase Agreement was entered into to fund the MLP’s recently announced $25 million acquisition of the rights to the Phase II expansion project of the Stagecoach natural gas storage facility located in Tioga County, New York (“Stagecoach”) in connection with the Stagecoach Acquisition (as defined below).

On August 9, 2005, the MLP also entered into a separate Registration Rights Agreement with the Partnership relating to the Special Units to be purchased under the Special Unit Purchase Agreement that allows for the registered resale of the units. Pursuant to the Registration Rights Agreement, the MLP has agreed to file a shelf registration statement for the resale of the Common Units issuable upon conversion of the Special Units within 180 days after the issue date of the Special Units and to use commercially reasonable efforts to cause the shelf registration statement to be declared effective by the SEC within 240 days after the issue date.

On August 9, 2005, Inergy Acquisition Company, LLC, Inergy Storage, Inc. and Inergy Stagecoach II, LLC (each of which is a direct or indirect subsidiary of the MLP) acquired all of the equity interests in the entities that own Stagecoach from Stagecoach Holding, LLC, Stagecoach Energy, LLC and Stagecoach Holding II, LLC for approximately $205 million (which amount includes certain post-closing costs necessary to purchase additional base gas and certain capitalized costs relating to a post-closing commercial arrangement) (the “Stagecoach Acquisition”). Additionally, Inergy Stagecoach II, LLC acquired the rights to the Phase II expansion project of Stagecoach (“Phase II Expansion”) for $25 million (the “Phase II Expansion Acquisition,” together with the Stagecoach Acquisition, the “Acquisition”). The MLP financed the Stagecoach Acquisition and related costs with borrowings of approximately $189.5 million borrowed under its 5-Year Credit Agreement and assumed certain liabilities. The Partnership financed the Phase II Expansion Rights Acquisition with the proceeds from a $25 million private placement of Special Units to the Partnership.

The descriptions of the Special Unit Purchase Agreement and the Registration Rights Agreement above do not purport to be complete and are qualified in their entirety by reference to the complete text of the Special Unit Purchase Agreement and the Registration Rights Agreement, copies of which are filed as Exhibits to this Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation

On August 9, 2005, the Partnership entered into a Credit Agreement with Southwest Bank of St. Louis under which the Partnership obtained a $25 million three-year term loan for the purposes of:

•	making a capital contribution to the MLP in exchange for equity interests in the MLP; and

•	paying costs and expenses incurred in connection with the closing of the transactions contemplated by the Credit Agreement.

The loan bears interest at Libor for one-, three- or six-month interest periods, as selected by us from time to time, plus an applicable margin (which interest is subject to adjustment for any reserve requirements). The applicable margin varies quarterly based on our leverage ratio and may range from 1.75% to 2.75%, and will be 2.0% until August 31, 2005.

The outstanding balance of the loan is payable at maturity of the loan on August 9, 2008 with interest payments due monthly or quarterly dependent upon LIBOR interest rate tranches.

The loan is secured by our pledge of senior and junior subordinated units of the MLP. In addition, the loan is guaranteed by two of our subsidiaries. The Credit Agreement contains various customary covenants limiting the ability of us or our subsidiaries to (subject to various exceptions), among other things, incur indebtedness, enter into a merger, consolidation or acquisition, enter into a sale-leaseback transaction, and enter into certain transactions with our affiliates.

The Credit Agreement requires us to maintain a ratio of our debt (as defined in the Credit Agreement) as of the last day of the most recently ended fiscal quarter to our Cash Flow (as defined in the Credit Agreement) for the four fiscal quarters most recently ended, of not more than 4.0 to 1.0. In addition, the Credit Agreement requires us to cause the MLP to comply with its leverage and interest coverage ratios in effect from time to time in its 5-Year Credit Agreement.

The description of the Credit Agreement above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Credit Agreement, a copy of which is filed as Exhibit 10.2 and is incorporated herein by reference.

Item 8.01	Other Events

On August 9, 2005, the Partnership and MLP issued a press release announcing that the MLP had closed the Acquisition and that the Partnership and MLP had entered into the Special Unit Purchase Agreement. For additional information, see also Item 1.01 of this Form 8-K. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Other Exhibits

(c)	Exhibits

Exhibit No.	Description
4.1	Registration Rights Agreement dated as of August 9, 2005 by and between Inergy, L.P. and Inergy Holdings, L.P.

10.1	Special Unit Purchase Agreement dated as of August 9, 2005 between Inergy, L.P. and Inergy Holdings, L.P.

10.2	Credit Agreement, dated as of August 9, 2005, between Inergy Holdings, L.P. and Southwest Bank of St. Louis

99.1	Press release dated August 9, 2005

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY HOLDINGS, L.P.

	By:	INERGY HOLDINGS GP, LLC, its General Partner
Dated: August 12, 2005

	By:	/s/ R. BROOKS SHERMAN, JR.
R. Brooks Sherman, Jr. Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
4.1	Registration Rights Agreement dated as of August 9, 2005 by and between Inergy, L.P. and Inergy Holdings, L.P.

10.1	Special Unit Purchase Agreement dated as of August 9, 2005 between Inergy, L.P. and Inergy Holdings, L.P.

10.2	Credit Agreement, dated as of August 9, 2005, between Inergy Holdings, L.P. and Southwest Bank of St. Louis

99.1	Press release dated August 9, 2005

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